Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Anthony Sanzio (Media) (856) 968-4390 Leonard F. Griehs (Analysts) (856) 342-6428
CAMPBELL COMPLETES SALE OF GODIVA CHOCOLATIER BUSINESS
TO YILDIZ HOLDING A.S. FOR $850 MILLION
$600 Million of Proceeds to Be Used to Fund New Share Repurchase Plan;
Company Updates Guidance for Fiscal 2008
CAMDEN, N.J. March 18, 2008—Campbell Soup Company (NYSE: CPB) today announced it has completed the sale of its Godiva Chocolatier business to Yildiz Holding A.S. for $850 million. Campbell announced the agreement of sale on December 20, 2007.
     Campbell also announced today that its Board of Directors has authorized using approximately $600 million of the net proceeds of the sale of Godiva to purchase company stock in open market transactions. The company expects these purchases to be substantially completed in fiscal 2008. This share repurchase authority is in addition to Campbell’s ongoing practice of buying back shares sufficient to offset shares issued under incentive compensation plans.
     Following the divestiture of the Godiva business, Campbell updated its fiscal 2008 sales and earnings guidance. For fiscal 2008, the company expects its continuing operations to deliver sales growth in excess of its long-term target range of between 3 and 4 percent, due in part to the favorable impact of currency and a 53rd week of sales in the fiscal year. Campbell expects to deliver EBIT growth from continuing operations between 5 and 7 percent from the fiscal 2007 adjusted base of $1.200 billion. Excluding items impacting comparability, the company expects adjusted net earnings per share growth between 5 and 7 percent from the fiscal 2007 adjusted base of $1.95, which is unchanged from previous guidance. While Campbell expects the divestiture will be accretive to earnings per share in fiscal 2008, the company intends to make additional investments in brand building and cost reduction initiatives.

     Detailed financial information outlining the historical pro forma impact of the transaction and the anticipated use of proceeds is being made available through a public filing.
     Douglas R. Conant, Campbell’s President and Chief Executive Officer, said, “This latest share repurchase program represents our ongoing confidence in our more focused portfolio and is a continuation of our commitment to deliver strong investor returns.”
     Godiva has annual sales of approximately $500 million.
About Campbell Soup Company
Campbell Soup Company is a global manufacturer and marketer of high-quality foods and simple meals, including soup, baked snacks, and healthy beverages. Founded in 1869, the company has a portfolio of market-leading brands, including “Campbell’s,” “Pepperidge Farm,” “Arnott’s,” and “V8.” For more information on the company, visit Campbell’s website at www.campbellsoup.com.
Non-GAAP Financial Information
A reconciliation of the adjusted fiscal 2007 financial information to the reported financial information is attached to this release.
Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about its future plans and performance, including statements concerning the impact of marketing investments and strategies, share repurchase, cost-saving initiatives, quality improvements, and portfolio strategies, including divestitures, on sales, earnings, and margins. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the company. Please refer to the company’s most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.
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Reconciliation of GAAP and Non-GAAP Financial Measures
Fiscal Year 2008 Guidance
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.
Items Impacting Net Earnings
The company believes that financial information excluding certain transactions not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its earnings results if these transactions are excluded from the results.
The following items impacted net earnings:
Continuing Operations
(1)	In the third quarter of fiscal 2007, the company recorded a pre-tax non-cash benefit of $20 million ($13 million after tax or $0.03 per share) in earnings from continuing operations from the reversal of legal reserves due to favorable results in litigation.

(2)	In the third quarter of fiscal 2007, the company recorded a tax benefit of $22 million resulting from the settlement of bilateral advance pricing agreements (“APA”) among the company, the United States, and Canada related to royalties. In addition, the company reduced net interest expense by $4 million ($3 million after tax). The aggregate impact on earnings from continuing operations was $25 million, or $0.06 per share.

(3)	In the second quarter of fiscal 2007, the company recorded a pre-tax gain of $23 million ($14 million after tax or $0.04 per share) in earnings from continuing operations associated with the sale of an idle manufacturing facility.
Discontinued Operations
(4)	In the first quarter of fiscal 2007, the company completed the sale of its businesses in the United Kingdom and Ireland. The total after-tax gain recognized on the sale in 2007 was $24 million ($0.06 per share). Additionally, in the fourth quarter of fiscal 2007, a $7 million tax benefit ($0.02 per share) was recognized from the favorable resolution of tax audits in the United Kingdom.

The table below reconciles financial information, presented in accordance with GAAP, to financial information excluding certain transactions:
(millions, except per share amounts)

Year-to-Date
July 29, 2007
Earnings before interest and taxes, as reported	$1,243
Deduct: Reversal of legal reserves (1)	(20)
Deduct: Gain on sale of an idle manufacturing facility (3)	(23)

Adjusted Earnings before interest and taxes	$1,200

Interest, net, as reported	$144
Add: Reduction in interest expense related to the settlement of the APA (2)	4

Adjusted Interest, net	$148

Adjusted Earnings before taxes	$1,052

Taxes on earnings, as reported	$307
Deduct: Tax impact of reversal of legal reserves (1)	(7)
Deduct: Tax impact of reduction of interest expense related to settlement of the APA (2)	(1)
Add: Tax benefit from settlement of the APA (2)	22
Deduct: Tax impact of gain on sale of an idle manufacturing facility (3)	(9)

Adjusted Taxes on earnings	$312

Adjusted effective income tax rate	29.7%

Earnings from continuing operations, as reported	$792
Deduct: Net adjustment related to reversal of legal reserves (1)	(13)
Deduct: Net benefit from settlement of the APA (2)	(25)
Deduct: Gain on sale of an idle manufacturing facility (3)	(14)

Adjusted Earnings from continuing operations	$740

Earnings from discontinued operations, as reported	$62
Deduct: Gain on sale of UK/Ireland businesses and resolution of tax audits (4)	(31)

Adjusted Earnings from discontinued operations	$31

Diluted net earnings per share, as reported	$2.16
Deduct: Net adjustment related to reversal of legal reserves (1)	(0.03)
Deduct: Net benefit from settlement of the APA (2)	(0.06)
Deduct: Gain on sale of an idle manufacturing facility (3)	(0.04)
Deduct: Gain on sale of UK/Ireland businesses and resolution of tax audits (4)	(0.08)

Adjusted Diluted net earnings per share	$1.95

Reconciliation has been prepared reflecting the results of the Godiva Chocolatier business as discontinued operations.